                                                                  EXHIBIT D(6)

           NOTICE OF GUARANTEED DELIVERY FOR SHARES OF COMMON STOCK OF
                   PROSPECT STREET HIGH INCOME PORTFOLIO INC.
               SUBSCRIBED FOR PURSUANT TO THE PRIMARY SUBSCRIPTION
                       AND THE OVER-SUBSCRIPTION PRIVILEGE

           PROSPECT STREET HIGH INCOME PORTFOLIO INC. RIGHTS OFFERING

    As set forth in the Fund's Prospectus dated (the "Prospectus") under "The Offer -- Payment for Shares," this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of Prospect Street High Income Portfolio Inc. Common Stock subscribed for by exercise of Rights pursuant to the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent and must be received prior to 5:00 p.m. New York City time on (the "Expiration Date").* The terms and conditions of the Offer set forth in the Prospectus are incorporated by reference herein. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus.

                           THE SUBSCRIPTION AGENT IS:

                       STATE STREET BANK AND TRUST COMPANY

BY FACSIMILE:                                BY FIRST CLASS MAIL:
(TELECOPIES)                                 State Street Bank and Trust Company
(617) 794-6333                               Corporate Reorganization
Confirm by telephone to:                     P.O. Box 9061
(617) 794-6388                               Boston, Massachusetts 02205-8686
                                             U.S.A.


BY EXPRESS MAIL OR OVERNIGHT                 BY HAND:
COURIER:                                     Bank of Boston
State Street Bank and Trust Company          c/o Boston EquiServe
Corporate Reorganization                     Corporate Reorganization
c/o Boston EquiServe                         55 Broadway C 3rd Floor
70 Campanelli Drive                          New York, New York 10006
Braintree, Massachusetts 02184               U.S.A.
U.S.A.

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS
      VIA A TELECOPY OR FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE,
                    DOES NOT CONSTITUTE A VALID DELIVERY.


    The New York Stock Exchange member firm or bank or trust company which completes this form must communicate the guarantee and the number of shares subscribed for under both the Primary Subscription and the Over-Subscription Privilege to the Subscription Agent and must deliver this Notice of Guaranteed Delivery guaranteeing delivery of (i) payment in full for all subscribed shares and (ii) a properly completed and executed Subscription Certificate to the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date.* The Subscription Certificate and full payment must then be delivered by the close of business on the third business day after the Expiration Date
(                                 ) to the Subscription Agent. Failure to do so
will result in a forfeiture of the Rights.

                          (continued on other side)

--------------------
*Unless extended by the Fund.

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                                  GUARANTEE


    The undersigned, a member firm of the New York Stock Exchange or a bank or trust company guarantees delivery of payment to the Subscription Agent by the close of business (5:00 p.m., New York City time) on the third business day
(                 ) after the Expiration Date (                 , unless
extended) of (i) a properly completed and executed Subscription Certificate and (ii) payment of the full Subscription Price for shares subscribed for on Primary Subscription and pursuant to the Over-Subscription Privilege, if applicable, as subscription for such shares is indicated herein or in the Subscription Certificate.


------------------------------------------------------------------------------------------------------------
1. Primary Subscription      Number of Rights to be   Number of Primary Shares       Payment to be made in
                             exercised --------       requested for which you are    connection with Primary
                             Rights                   guaranteeing delivery of       Shares $--------
                                                      Rights and Payment
                                                      -------- Shares (Rights/by 3)
------------------------------------------------------------------------------------------------------------
2. Over-Subscription                                  Number of Over-Subscription    Payment to be made in
                                                      Shares requested for which     connection with Over-
                                                      you are guaranteeing payment   Subscription Shares
                                                      ------------------ Shares      $ ------------------
---------------------------------------------------------------------------------------------------------------
3. Totals                    Total Number of Rights   $-------- Total Payment
                             to be Delivered
                             ------------- Rights
---------------------------------------------------------------------------------------------------------------
Method of Delivery of Rights (circle one)
                                                      A. Through The Depository Trust Company ("DTC")*
                                                      B. Direct to the Subscription Agent

    Please note that if you are guaranteeing for Over-Subscription Shares and are a DTC participant, you must also execute and forward to State Street Bank and Trust Company a Nominee Holder Over-Subscription Exercise Form.


----------------------------------     -----------------------------------------
Name of Firm                           Authorized Signature


----------------------------------     -----------------------------------------
Address                                Title


----------------------------------     -----------------------------------------
Zip Code                               Name (Please Type or Print)


----------------------------------
Name of Registered Holder (If Applicable)


-----------------------------------     ----------------------------------------
Telephone Number                        Date

*IF THE RIGHTS ARE TO BE DELIVERED THROUGH DTC, CALL THE SUBSCRIPTION AGENT TO
 OBTAIN A PROTECT IDENTIFICATION NUMBER, WHICH NEEDS TO BE COMMUNICATED BY YOU TO DTC.